UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):November 3, 2016

 Shell Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002
(Address of principal executive offices and zip code)

(713) 241-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 3, 2016, Shell Midstream Partners, L.P. (the “Partnership”) issued a press release announcing third quarter 2016 earnings. The press release is being furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information provided in this Item 2.02 (including the press release furnished as Exhibit 99.1) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act of 1933, as amended, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Financial Officer and Vice President

On November 1, 2016, Susan M. Ward announced her resignation as Chief Financial Officer and Vice President of Shell Midstream Partners GP LLC, the general partner of the Partnership (the “General Partner”), effective February 28, 2017 to spend most of her time in her role as Head, M&A and Commercial Finance for Shell’s businesses in the Americas. There were no disagreements between Ms. Ward and the General Partner, the Partnership or any officer or director of the General Partner which led to Ms. Ward’s decision.
Appointment of Chief Financial Officer and Vice President

On November 1, 2016, the board of directors of the General Partner appointed Shawn J. Carsten as the Chief Financial Officer and Vice President of the General Partner effective March 1, 2017.

Mr. Carsten, age 50, currently serves as the Downstream Controller - Americas of Equilon Enterprises LLC d/b/a Shell Oil Products US (“SOPUS”). He is a 28-year Shell executive with deep financial and operational management experience, as well as significant experience in Shell’s Upstream, Downstream and Retail businesses. In his current role, Mr. Carsten is responsible for the financial results and control framework for SOPUS, as well as finance operations personnel in the United States and in Asia. Prior to his role as Controller, Mr. Carsten spent 2013 serving as the Finance Shareholding Representative for Motiva, a multi-billion dollar joint venture, where he was responsible for assessing value proposals and investment opportunities. From 2011 through 2012 Mr. Carsten served as the Finance Manager for Supply and Distribution, supporting North and South America with operational management and functional leadership for capital project development, having served in various related capacities since 2008. Prior to that, Mr. Carsten served as the JV Finance Manager for Shell Chemicals in London from 2003 to 2008. Mr. Carsten held various assignments of increasing responsibility in Procurement, IT and Finance leading up to that time.
Mr. Carsten holds a bachelor’s degree in Finance from the University of Colorado and a MBA from the Kellogg School of Management at Northwestern University. The Partnership believes that Mr. Carsten’s extensive experience across a wide range of energy segments, particularly his experience in financial management of domestic supply and distribution, makes him well qualified to serve as an executive officer.
Mr. Carsten was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Carsten that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
On November 3, 2016, the Partnership issued a press release relating to the events described in Item 5.02 of this Current Report. The press release is being furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information provided in this Item 7.01 (including the press release furnished as Exhibit 99.1) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.1	Press Release dated November 3, 2016, issued by Shell Midstream Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC,
its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: November 3, 2016

INDEX TO EXHIBITS

Number	Description

99.1	Press Release dated November 3, 2016, issued by Shell Midstream Partners, L.P.